Brian Smith
ESI
503-672-5760
smithb@esi.com

ESI Announces Second Quarter Fiscal 2015 Results

PORTLAND, Ore. – October 30, 2014 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), the premier source for innovative laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2015 second quarter ended September 27, 2014. Financial measures are provided on both a GAAP and a non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, and other items.
Revenue in the second quarter was $42.9 million, compared to $35.0 million in the first quarter of 2015 and $59.6 million in the second quarter of last fiscal year. GAAP net loss was $6.2 million or $0.20 per share. Non-GAAP second quarter net loss was $4.9 million or $0.16 per share.
“Our second quarter reflected sequential growth in sales and gross profit, combined with sequentially lower operating expenses,” stated Ed Grady, president and CEO of ESI. “The result was a 40% decrease in our non-GAAP operating loss versus the prior quarter.”
Bookings for the second quarter were $43.0 million, compared to $47.3 million in the prior quarter. Grady continued, “Demand for our flex via drilling products remained strong, as did demand for after-sales service and support. In addition, we executed well against our milestones to set the foundation for growth and profitability, with the announcement and shipment of the first multi-unit order for our new mid-range platform with an internally-developed laser, and the securing of new agreements with industry-leading channel partners to extend our reach in Asia.”

ESI Announces Second Quarter Fiscal 2015 Results

GAAP gross margin was 36.8%. Non-GAAP gross margin was 37.7% compared to 39.5% in the prior quarter. Operating expenses were $21.3 million, down from $22.2 million in the prior quarter. On a non-GAAP basis operating expenses decreased to $20.4 million from $21.0 million last quarter. Non-GAAP operating loss was $4.2 million compared to $7.1 million in the first quarter.
Balance Sheet and Cash Flow
At quarter end, cash and investments were $98 million. The company used $3.8 million in cash from operations during the quarter and paid $2.4 million for the quarterly dividend of $0.08 per share. Inventories decreased by $4.6 million and trade receivables increased by $6.4 million on higher shipments.
Third Quarter 2015 Outlook
Based on recent order levels, ESI expects revenues for the third quarter of fiscal 2015 to be around $40 million. Non-GAAP loss per share is expected to be $0.16 to $0.21.
Grady concluded, “We are changing our processes and approach in order to better connect our core competencies to large and growing markets. As we execute our plans to revitalize ESI we expect to begin seeing results over the next several quarters that will lead to top line growth and a return to profitability."
The company will hold a conference call today at 5:00 p.m. ET. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period.
The conference call can be accessed by calling 888-339-2688 (domestic participants) or 617-847-3007 (international participants). The conference ID number is 44681861. A live audio webcast can be accessed at www.esi.com. Upon completion of the call, an audio replay will be accessible through November 9, 2014, at 888-286-8010 (domestic participants) or 617-801-6888 (international participants), passcode 45623341. The webcast will be available on ESI’s website for one year.
Discussion of Non-GAAP Financial Measures

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2015 Results

In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP financial measures exclude the impact of purchase accounting, equity compensation, restructuring charges and other items. We believe that this presentation of non-GAAP financial measures allows investors to better assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.
About ESI
ESI’s integrated solutions allow industrial designers and process engineers to control the power of laser light to transform materials in ways that differentiate their consumer electronics, wearable devices, semiconductor circuits and high-precision components for market advantage. ESI’s laser-based manufacturing solutions feature the micro-machining industry’s highest precision and speed, and target the lowest total cost of ownership. ESI is headquartered in Portland, Ore., with global operations from the Pacific Northwest to the Pacific Rim. More information is available at www.esi.com.

Forward-Looking Statements
This press release includes forward-looking statements about the markets we serve, growth, revenue, profitability and earnings per share. These forward-looking statements are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry—which is dependent on many factors, including component prices, global economic strength and political stability, timing of consumer product introductions and overall demand for electronic devices (such as semiconductors, printed circuit boards, displays, LEDs, capacitors and other components) used in wireless telecommunications equipment, computers and consumer and automotive electronics; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed; the ability of the company to respond promptly to customer requirements; the risk that the company may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; the ability of the company to develop, manufacture and successfully deliver new products and

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2015 Results

enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; the company’s need to continue investing in research and development; the company’s ability to hire and retain key employees; the company’s ability to create and sustain intellectual property protection around its products; the risk that competing or alternative technologies could reduce demand for our products; the risk that we may not be successful in penetrating new or adjacent markets; foreign currency fluctuations; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2015 Results

Electro Scientific Industries, Inc.
Second Quarter Fiscal 2015 Results
(In thousands, except per share data)
(Unaudited)

Operating Results:
	Fiscal quarter ended			Two fiscal quarters ended
	Sep 27, 2014	Jun 28, 2014	Sep 28, 2013	Sep 27, 2014	Sep 28, 2013
Net sales	$42,856	$35,030	$59,647	$77,886	$105,819
Cost of sales	27,075	21,795	35,015	48,870	61,801
Gross profit	15,781	13,235	24,632	29,016	44,018
	37%	38%	41%	37%	42%
Operating expenses:
Selling, service and administration	12,915	13,100	14,251	26,015	28,798
Research, development and engineering	8,424	9,145	9,719	17,569	18,144
Gain on acquisition of Semiconductor Systems business	—	—	(35)	—	(499)
Net operating expenses	21,339	22,245	23,935	43,584	46,443
Operating (loss) income	(5,558)	(9,010)	697	(14,568)	(2,425)
Non-operating (expense) income:
Other-than-temporary impairment of cost based investments	—	—	(3,588)	—	(3,588)
Interest and other (expense) income, net	(244)	46	80	(198)	20
Total non-operating (expense) income	(244)	46	(3,508)	(198)	(3,568)
Loss before income taxes	(5,802)	(8,964)	(2,811)	(14,766)	(5,993)
Provision for (benefit from) income taxes	441	(713)	(33)	(272)	68
Net loss	$(6,243)	$(8,251)	$(2,778)	$(14,494)	$(6,061)
Net loss per share—basic	$(0.20)	$(0.27)	$(0.09)	$(0.48)	$(0.20)
Net loss per share—diluted	$(0.20)	$(0.27)	$(0.09)	$(0.48)	$(0.20)

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2015 Results

Electro Scientific Industries, Inc.
Second Quarter Fiscal 2015 Results
(Amounts in thousands)
(Unaudited)

Financial Position As Of:
	Sep 27, 2014	Jun 28, 2014	Mar 29, 2014
Assets
Current assets:
Cash and cash equivalents	$79,255	$82,459	$68,461
Short-term investments	18,548	23,866	38,444
Trade receivables, net	39,390	32,957	37,813
Inventories	55,749	60,398	58,902
Shipped systems pending acceptance	5,180	2,547	2,054
Deferred income taxes, net	145	160	161
Other current assets	4,019	4,563	4,674
Total current assets	202,286	206,950	210,509
Non-current assets:
Non-current investments	—	—	3,985
Property, plant and equipment, net	26,867	27,086	27,930
Non-current deferred income taxes, net	677	811	704
Goodwill	7,889	7,889	7,889
Acquired intangible assets, net	5,988	6,305	6,845
Other assets	12,309	12,253	12,347
Total assets	$256,016	$261,294	$270,209
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$12,659	$14,597	$14,465
Accrued liabilities	21,059	21,101	20,524
Deferred income tax liability, net	170	170	170
Deferred revenue	16,440	12,268	10,515
Total current liabilities	50,328	48,136	45,674
Non-current income taxes payable	1,177	1,151	1,654
Shareholders' equity:
Preferred and common stock	183,833	182,451	183,193
Retained earnings	20,008	28,668	39,336
Accumulated other comprehensive income	670	888	352
Total shareholders' equity	204,511	212,007	222,881
Total liabilities and shareholders' equity	$256,016	$261,294	$270,209
End of period shares outstanding	30,610	30,495	30,155

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2015 Results

Electro Scientific Industries, Inc.
Analysis of Second Quarter Fiscal 2015 Results
(Dollars and shares in thousands)
(Unaudited)

	Fiscal quarter ended			Two fiscal quarters ended
	Sep 27, 2014	Jun 28, 2014	Sep 28, 2013	Sep 27, 2014	Sep 28, 2013
Sales detail:
Interconnect & Microfabrication Group	$26,600	$20,948	$38,301	$47,548	$72,718
Semiconductor Group	9,767	10,749	10,935	20,516	16,548
Components Group	6,489	3,333	10,411	9,822	16,553
Total	$42,856	$35,030	$59,647	$77,886	$105,819

Gross margin %	37%	38%	41%	37%	42%
Selling, service and administration expense %	30%	37%	24%	33%	27%
Research, development and engineering expense %	20%	26%	16%	23%	17%
Operating (loss) income %	(13%)	(26%)	1%	(19%)	(2%)
Effective tax rate %	(8%)	8%	1%	2%	(1%)
Weighted average shares outstanding - basic	30,552	30,353	29,967	30,452	29,856
Weighted average shares outstanding - diluted	30,552	30,353	29,967	30,452	29,856
End of period employees	634	618	626	634	626

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2015 Results

Electro Scientific Industries, Inc.
Second Quarter Fiscal 2015 Results
(In thousands, except per share data)
(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures:
	Fiscal quarter ended			Two fiscal quarters ended
	Sep 27, 2014	Jun 28, 2014	Sep 28, 2013	Sep 27, 2014	Sep 28, 2013

Gross profit per GAAP	$15,781	$13,235	$24,632	$29,016	$44,018
Purchase accounting	226	447	965	673	1,654
Equity compensation	152	168	189	320	374
Non-GAAP gross profit	$16,159	$13,850	$25,786	$30,009	$46,046
Non-GAAP gross margin	37.7%	39.5%	43.2%	38.5%	43.5%

Operating expenses per GAAP	$21,339	$22,245	$23,935	$43,584	$46,443
Purchase accounting	(90)	(90)	(357)	(180)	(623)
Equity compensation	(881)	(1,162)	(1,045)	(2,043)	(3,494)
Acquisition and integration costs	—	—	(590)	—	(994)
Restructuring credits	—	—	90	—	90
Legal settlement costs	—	—	—	—	(55)
Gain on purchase of acquisition of Semiconductor Systems business	—	—	35	—	499
Non-GAAP operating expenses	$20,368	$20,993	$22,068	$41,361	$41,866
% of Net sales	48%	60%	37%	53%	40%

Operating (loss) income per GAAP	$(5,558)	$(9,010)	$697	$(14,568)	$(2,425)
Non-GAAP adjustments to gross profit	378	615	1,154	993	2,028
Non-GAAP adjustments to operating expenses	971	1,252	1,867	2,223	4,577
Non-GAAP operating (loss) income	$(4,209)	$(7,143)	$3,718	$(11,352)	$4,180
% of Net sales	(10%)	(20%)	6%	(15%)	4%

Non-operating (expense) income, net per GAAP	$(244)	$46	$(3,508)	$(198)	$(3,568)
Other-than-temporary impairment of cost based investments	—	—	3,588	—	3,588
Non-GAAP non-operating (expense) income	$(244)	$46	$80	$(198)	$20

Net loss per GAAP	$(6,243)	$(8,251)	$(2,778)	$(14,494)	$(6,061)
Non-GAAP adjustments to gross profit	378	615	1,154	993	2,028
Non-GAAP adjustments to operating expenses	971	1,252	1,867	2,223	4,577
Non-GAAP adjustments to non-operating expense	—	—	3,588	—	3,588
Income tax effect of other non-GAAP adjustments	43	(966)	(1,193)	(923)	(1,139)
Non-GAAP net (loss) income	$(4,851)	$(7,350)	$2,638	$(12,201)	$2,993
% of Net sales	(11%)	(21%)	4%	(16%)	3%
Basic Non-GAAP net (loss) income per share	$(0.16)	$(0.24)	$0.09	$(0.40)	$0.10
Diluted Non-GAAP net (loss) income per share	$(0.16)	$(0.24)	$0.09	$(0.40)	$0.10

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2015 Results

Electro Scientific Industries, Inc.
Second Quarter Fiscal 2015 Results
(Amounts in thousands)
(Unaudited)

Consolidated Condensed Statements of Cash Flows:
	Fiscal quarter ended			Two fiscal quarters ended
	Sep 27, 2014	Jun 28, 2014	Sep 28, 2013	Sep 27, 2014	Sep 28, 2013
Net loss	$(6,243)	$(8,251)	$(2,778)	$(14,494)	$(6,061)
Non-cash adjustments and changes in operating activities	2,404	8,988	8,369	11,392	2,952
Net cash (used in) provided by operating activities	(3,839)	737	5,591	(3,102)	(3,109)
Net cash provided by (used in) investing activities	3,573	17,234	(5,796)	20,807	(8,883)
Net cash used in financing activities	(2,190)	(4,362)	(2,020)	(6,552)	(5,195)
Effect of exchange rate changes on cash	(748)	389	435	(359)	249
NET CHANGE IN CASH AND CASH EQUIVALENTS	(3,204)	13,998	(1,790)	10,794	(16,938)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	82,459	68,461	73,765	68,461	88,913
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$79,255	$82,459	$71,975	$79,255	$71,975

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com